Exhibit 99.1

ENDO REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

•	Third quarter revenues of $746 million, a 14 percent increase from third quarter of 2014

•	Third quarter reported $3.84 diluted (GAAP) loss per share from continuing operations and $1.02 adjusted diluted EPS from continuing operations

•	U.S. Branded Pharmaceuticals third quarter revenue increase of 27 percent primarily attributable to the acquisition of Auxilium Pharmaceuticals

•	U.S. Generic Pharmaceuticals continues strong growth in third quarter with 15 percent revenue increase over third quarter 2014

•	International Pharmaceuticals third quarter results on-track and aligned with Company expectations

•	Affirms revenue and adjusted diluted EPS guidance from continuing operations for full year 2015 and EPS guidance for 2016

•	Company conducting portfolio optimization process to realign U.S. Branded resources toward long-term growth drivers

•	Third quarter GAAP results include pre-tax non-cash intangible and goodwill impairment charges
DUBLIN, November 5, 2015-- Endo International plc (NASDAQ: ENDP) (TSX: ENL) today reported third quarter 2015 financial results, including:

•	Revenues of $746 million, a 14 percent increase compared to third quarter 2014 revenues of $654 million, including new product revenue from 2014 and 2015 strategic M&A transactions.

•	Reported loss from continuing operations of $804 million compared to third quarter 2014 reported income from continuing operations of $49 million.

•	Reported diluted loss per share from continuing operations of $3.84 compared to third quarter 2014 reported diluted earnings per share from continuing operations of $0.31.

•	Adjusted income from continuing operations of $214 million, a 31 percent increase compared to third quarter 2014 adjusted income from continuing operations of $163 million.

•	Adjusted diluted earnings per share from continuing operations of $1.02 compared to third quarter 2014 adjusted diluted earnings per share from continuing operations of $1.03.

“Our diversified business delivered solid financial results this quarter and was further strengthened by our completed acquisition of Par Pharmaceutical Holdings, Inc. As we continue to execute on our strategy of organic growth, de-risked pipeline development and creating shareholder value through accretive, strategic M&A, we believe Endo is positioned for overall double-digit revenue expansion over the mid- to long-term,” said Rajiv De Silva, President and CEO of Endo. “Fundamentally, our business is more diversified and well positioned financially and strategically. Following the recent FDA approval of BELBUCA™, we are conducting a strategic portfolio optimization process to expand our pain sales force and reallocate resources across key growth products in our U.S. Branded Pharmaceuticals business. Moving forward, we remain focused on execution and value creation activities: the integration of Par, driving growth for our priority branded products, growing our international presence and strategic M&A.”
FINANCIAL PERFORMANCE
($ in thousands, except per share amounts)

	3rd Quarter			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Total Revenues	$745,727	$654,116	14%	$2,195,021	$1,717,806	28%
Reported (Loss) Income from Continuing Operations	$(803,706)	$48,953	NM	$(744,108)	$42,127	NM
Reported Diluted (Loss) Income per Share from Continuing Operations	$(3.84)	$0.31	NM	$(3.96)	$0.27	NM
Adjusted Income from Continuing Operations	$214,110	$163,095	31%	$625,805	$418,858	49%
Adjusted Diluted Weighted Average Shares	210,787	158,975	33%	192,144	155,902	23%
Adjusted Diluted EPS from Continuing Operations	$1.02	$1.03	(1)%	$3.26	$2.68	22%
U.S. BRANDED PHARMACEUTICALS
During the third quarter of 2015, the U.S. Branded Pharmaceuticals business unit focused on growth for recently launched products XIAFLEX® for Peyronie’s disease and AVEED®.

Third quarter 2015 U.S. Branded Pharmaceuticals results include:

•	Revenues of $305 million, a 27 percent increase compared to third quarter 2014; this increase was primarily attributable to the strategic addition of Auxilium Pharmaceuticals.

•	Net sales of Lidoderm® decreased 29 percent compared to third quarter 2014; this decrease was attributable to lower brand demand due to generic competition and a new generic entrant in August 2015.

•
Net sales of Voltaren® Gel increased 5 percent compared to third quarter 2014; this increase was primarily attributable to increased volumes resulting from an increased sales and marketing emphasis on the product.

U.S. GENERIC PHARMACEUTICALS
During the third quarter of 2015, the U.S. Generic Pharmaceuticals business unit continued to advance key manufacturing, quality, commercial and R&D initiatives to support its organic growth objectives and began the full-scale integration of Par following the closing of the acquisition at the end of September 2015. The U.S. Generics business is now named Par Pharmaceutical, an Endo International Company and is led by Paul Campanelli, Group President and a member of the Executive Leadership Team.

Third quarter 2015 U.S. Generic Pharmaceuticals results include:

•
Net sales of $368 million, a 15 percent increase compared to third quarter 2014; this increase was attributable to underlying organic growth of the business, including new product launches, as well as growth from the addition of sales from our September 2015 acquisition of Par and our August 2014 acquisition of DAVA Pharmaceuticals.

INTERNATIONAL PHARMACEUTICALS
As part of Endo's planned expansion of its International Pharmaceuticals business unit and to further diversify the Company's financial profile, it recently announced multiple strategic transactions designed to increase focus on the core pharmaceuticals business line within its Litha Group. This included the acquisition of a broad product and R&D portfolio from the Aspen Group, which closed in October 2015, and the strategic divestiture of a portfolio of non-core products, which is expected to close by early 2016.

Third quarter 2015 International Pharmaceuticals results include:

•	Net sales of $73 million, primarily attributable to Paladin Labs and the Litha Group, which were acquired in February 2014, as well as sales from Grupo Farmaceutico Somar, acquired in July 2014.

2015 Financial Guidance
For the full twelve months ended December 31, 2015, at current exchange rates, Endo affirms revenue and adjusted diluted EPS guidance from continuing operations. The Company estimates:

•	Total revenue to be between $3.22 billion and $3.27 billion;

•	Reported (GAAP) diluted earnings per share (loss per share) from continuing operations to be between $(3.70) and $(3.60); and

•	Adjusted diluted EPS from continuing operations to be between $4.50 and $4.60.

The Company’s 2015 financial guidance is based on the following assumptions:

•	Adjusted gross margin of approximately 64 percent;

•	Adjusted operating expenses as a percentage of revenues to be approximately 21.5 percent;

•	Adjusted interest expense of approximately $375 million;

•	Adjusted effective tax rate of between 9 percent and 10 percent; and

•	Adjusted diluted earnings per share from continuing operations assume full year adjusted diluted shares outstanding of approximately 201 million.

Asset Impairments
During the third quarter of 2015, the Company recorded $240 million of pre-tax, non-cash impairment charges related to intangible assets. This included a $150 million charge that was triggered by underperformance of STENDRA®, NATESTO™, and Testim® and the expectation of lower future cash flows for these products as Endo prioritizes future investments across other products. In addition, the Company identified impairment indicators on certain other indefinite and finite-lived intangible assets based on third quarter decisions to reprioritize certain product portfolios and in-process research and development programs primarily across the Company's legacy Qualitest business assets. This assessment resulted in a combined additional pre-tax non-cash impairment charge of approximately $90 million.

As a result of the sustained downturn in the TRT market and the underperformance of STENDRA®, the Company initiated an interim goodwill impairment analysis of our Urology, Endocrinology and Oncology (UEO) reporting unit as of September 30, 2015 and recorded an estimated pre-tax, non-cash impairment charge of $680 million representing the difference between the estimated implied fair value of the UEO reporting unit’s goodwill and its respective net book value.

The pre-tax, non-cash impairment charges are partially offset by $80.3 million of income recognized during the third quarter related to a reduction in the fair value of contingent cash consideration liabilities.

Conference Call Information
Endo will conduct a conference call with financial analysts to discuss this press release today at 8:30 a.m. ET. The dial-in number to access the call is U.S. / Canada (866) 497-0462, International (678) 509-7598, and the conference number is 65950717. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from November 5, 2015 at 11:30 a.m. ET until 11:59 p.m. ET on November 19, 2015 by dialing (855) 859-2056 (U.S. / Canada) or (404) 537-3406 (International) and entering the conference number 65950717.

A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:59 p.m. ET on November 19, 2015. A replay can be accessed by clicking on "Events" in the Investor Relations section of the website.

Supplemental Financial Information

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the three months ended September 30, 2015 and 2014 (in thousands, except per share data):

Three Months Ended September 30, 2015 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$745,727	$—		$745,727

COSTS AND EXPENSES:
Cost of revenues	442,459	(169,967)	(1)	272,492
Selling, general and administrative	163,221	(21,771)	(2)	141,450
Research and development	21,327	(4,614)	(3)	16,713
Litigation-related and other contingencies, net	—	—		—
Asset impairment charges	923,607	(923,607)	(4)	—
Acquisition-related and integration items	(27,688)	27,688	(5)	—
OPERATING (LOSS) INCOME FROM CONTINUING OPERATIONS	$(777,199)	$1,092,271		$315,072
INTEREST EXPENSE, NET	96,446	(1,924)	(6)	94,522
LOSS ON EXTINGUISHMENT OF DEBT	40,909	(40,909)	(7)	—
OTHER EXPENSE, NET	50,091	(46,180)	(8)	3,911
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(964,645)	$1,181,284		$216,639
INCOME TAX (BENEFIT) EXPENSE	(160,939)	163,468	(9)	2,529
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(803,706)	$1,017,816		$214,110
DISCONTINUED OPERATIONS, NET OF TAX	(246,782)	247,362	(10)	580
CONSOLIDATED NET (LOSS) INCOME	$(1,050,488)	$1,265,178		$214,690
Less: Net loss attributable to noncontrolling interests	(46)	—		(46)
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(1,050,442)	$1,265,178		$214,736
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$(3.84)			$1.02
Discontinued operations	(1.18)			—
DILUTED (LOSS) EARNINGS PER SHARE	$(5.02)			$1.02
DILUTED WEIGHTED AVERAGE SHARES	209,274			210,787
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $121,503, a fair value step-up in inventory of $38,461, certain excess manufacturing costs that will be eliminated pursuant to integration plans of $4,458, certain separation benefits and other costs incurred in connection with continued efforts to enhance the Company's operations of $906 and accruals for milestone payments to partners of $4,639.

(2)	To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the Company's operations.

(3)	Primarily to exclude milestone payments to partners of $4,622.

(4)	To exclude asset impairment charges.

(5)	To exclude acquisition and integration costs of $52,585, primarily associated with the Par acquisition, offset by a decrease in the fair value of contingent consideration of $(80,273).

(6)	To exclude debt abandonment costs.

(7)	To exclude a net loss on extinguishment of debt in connection with debt refinancing activity.

(8)
To exclude unused financing commitments of $64,281, foreign currency impact related to the re-measurement of intercompany debt instruments of $(5,693), amounts associated with the settlement of certain pre-acquisition items associated with our Auxilium subsidiary of $(12,500) and other miscellaneous expense of $92.

(9)
Primarily to reflect the tax savings from acquired tax attributes and the effect of the pre-tax adjustments above at applicable rates. Additionally, included within this amount is an adjustment to exclude approximately $2,600 of tax benefit that was realized as part of the sale of the men's health component of our AMS business, which was listed as held for sale during the first quarter of 2015.

(10)	Primarily to exclude certain items related to the AMS businesses reported as Discontinued operations, net of tax.

Three Months Ended September 30, 2014 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$654,116	$—		$654,116

COSTS AND EXPENSES:
Cost of revenues	341,193	(81,825)	(1)	259,368
Selling, general and administrative	148,901	(31,531)	(2)	117,370
Research and development	20,813	(4,300)	(3)	16,513
Litigation-related and other contingencies	3,131	(3,131)	(4)	—
Acquisition-related and integration items	2,732	(2,732)	(5)	—
OPERATING INCOME FROM CONTINUING OPERATIONS	$137,346	$123,519		$260,865
INTEREST EXPENSE, NET	61,950	(1,992)	(6)	59,958
LOSS ON EXTINGUISHMENT OF DEBT	2,027	(2,027)	(7)	—
OTHER (INCOME) EXPENSE, NET	(5,724)	5,729	(8)	5
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$79,093	$121,809		$200,902
INCOME TAX EXPENSE	30,140	7,667	(9)	37,807
INCOME FROM CONTINUING OPERATIONS	$48,953	$114,142		$163,095
DISCONTINUED OPERATIONS, NET OF TAX	(301,002)	319,840	(10)	18,838
CONSOLIDATED NET (LOSS) INCOME	$(252,049)	$433,982		$181,933
Less: Net income (loss) attributable to noncontrolling interests	35	(369)	(11)	(334)
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(252,084)	$434,351		$182,267
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$0.31			$1.03
Discontinued operations	(1.90)			0.12
DILUTED (LOSS) EARNINGS PER SHARE	$(1.59)			$1.15
DILUTED WEIGHTED AVERAGE SHARES	158,975			158,975
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $55,367 and a fair value step-up in inventory of $17,364 and accruals for milestone payments to partners of $9,094.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $7,559, a charge for an additional year of the branded prescription drug fee in accordance with IRS regulations issued in the third quarter of 2014 of $24,972 and an adjustment to the accrual for excise tax payments of $(1,000).

(3)	To exclude milestone payments to partners of $4,354 and adjustments to accruals for other costs incurred in connection with continued efforts to enhance the Company's operations of $(54).

(4)	To exclude the impact of certain net litigation charges.

(5)	To exclude acquisition and integration costs associated with the Somar, DAVA and other acquisitions.

(6)	To exclude additional non-cash interest expense.

(7)	To exclude the unamortized debt issuance costs written off and recorded as a net loss on extinguishment of debt in connection with various debt refinancing activity.

(8)
To exclude adjustments to the gain on sale of certain early-stage drug discovery and development assets of $(150), foreign currency impact related to the remeasurement of intercompany debt instruments of $(5,740) and other miscellaneous expense of $161.

(9)	Primarily to reflect the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.

(10)	To exclude certain items related to the AMS business, including litigation charges related to vaginal mesh cases, reported as Discontinued operations, net of tax.

(11)	To exclude the impact of the portion of certain of the above adjustments attributable to noncontrolling interests.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the nine months ended September 30, 2015 and 2014 (in thousands, except per share data):

Nine Months Ended September 30, 2015 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$2,195,021	$—		$2,195,021

COSTS AND EXPENSES:
Cost of revenues	1,265,583	(472,314)	(1)	793,269
Selling, general and administrative	529,290	(107,766)	(2)	421,524
Research and development	58,208	(8,184)	(3)	50,024
Litigation-related and other contingencies, net	19,875	(19,875)	(4)	—
Asset impairment charges	1,000,850	(1,000,850)	(5)	—
Acquisition-related and integration items	51,177	(51,177)	(6)	—
OPERATING (LOSS) INCOME FROM CONTINUING OPERATIONS	$(729,962)	$1,660,166		$930,204
INTEREST EXPENSE, NET	250,196	(6,302)	(7)	243,894
LOSS ON EXTINGUISHMENT OF DEBT	41,889	(41,889)	(8)	—
OTHER EXPENSE, NET	62,589	(59,975)	(9)	2,614
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(1,084,636)	$1,768,332		$683,696
INCOME TAX (BENEFIT) EXPENSE	(340,528)	398,419	(10)	57,891
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(744,108)	$1,369,913		$625,805
DISCONTINUED OPERATIONS, NET OF TAX	(632,624)	675,998	(11)	43,374
CONSOLIDATED NET (LOSS) INCOME	$(1,376,732)	$2,045,911		$669,179
Less: Net loss attributable to noncontrolling interests	(153)	—		(153)
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(1,376,579)	$2,045,911		$669,332
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$(3.96)			$3.26
Discontinued operations	(3.36)			0.22
DILUTED (LOSS) EARNINGS PER SHARE	$(7.32)			$3.48
DILUTED WEIGHTED AVERAGE SHARES	188,085			192,144
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $333,759, a fair value step-up in inventory of $122,714, certain excess manufacturing costs that will be eliminated pursuant to integration plans of $9,069, accruals for milestone payments to partners of $5,866 and other miscellaneous costs of $906.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the Company's operations of $69,363 and a charge of $37,603 related to the acceleration of Auxilium employee equity awards at closing and costs associated with unused financing commitments of $800.

(3)	Primarily to exclude milestone payments to partners of $8,197.

(4)	To exclude the net impact of certain litigation charges.

(5)	To exclude asset impairment charges.

(6)
To exclude acquisition and integration costs of $134,778, primarily associated with the Auxilium and Par acquisitions, partially offset by a decrease in the fair value of contingent consideration of $(83,601).

(7)	To exclude non-cash interest expense of $1,632 and debt abandonment costs of $4,670.

(8)	To exclude a net loss on extinguishment of debt in connection with debt refinancing activity.

(9)
To exclude other than temporary impairment of equity investment of $18,869, the foreign currency impact related to the re-measurement of intercompany debt instruments of $(23,991), amounts associated with the settlement of certain pre-acquisition items associated with our Auxilium subsidiary of $(12,500), unused financing commitments of $78,352, and other miscellaneous income of $(755).

(10)
Primarily to reflect the tax savings from acquired tax attributes and the effect of the pre-tax adjustments above at applicable rates. Additionally, included within this amount is an adjustment to exclude approximately $161,800 of tax benefit that was realized as part of the sale of the men's health component of our AMS business, which was listed as held for sale during the first quarter of 2015.

(11)
Primarily to exclude certain items related to the AMS businesses, reported as Discontinued operations, net of tax, including impairment charges of $224,953 based on the estimated fair values of the underlying businesses being sold, less the costs to sell and litigation charges related to vaginal mesh cases.

Nine Months Ended September 30, 2014 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$1,717,806	$—		$1,717,806

COSTS AND EXPENSES:
Cost of revenues	857,317	(197,136)	(1)	660,181
Selling, general and administrative	433,333	(106,975)	(2)	326,358
Research and development	82,165	(25,022)	(3)	57,143
Litigation-related and other contingencies, net	7,085	(7,085)	(4)	—
Acquisition-related and integration items	67,619	(67,619)	(5)	—
OPERATING INCOME FROM CONTINUING OPERATIONS	$270,287	$403,837		$674,124
INTEREST EXPENSE, NET	167,525	(11,307)	(6)	156,218
LOSS ON EXTINGUISHMENT OF DEBT	31,712	(31,712)	(7)	—
OTHER INCOME, NET	(18,728)	9,579	(8)	(9,149)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$89,778	$437,277		$527,055
INCOME TAX EXPENSE	47,651	60,546	(9)	108,197
INCOME FROM CONTINUING OPERATIONS	$42,127	$376,731		$418,858
DISCONTINUED OPERATIONS, NET OF TAX	(707,068)	782,694	(10)	75,626
CONSOLIDATED NET (LOSS) INCOME	$(664,941)	$1,159,425		$494,484
Less: Net income attributable to noncontrolling interests	2,895	1,575	(11)	4,470
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(667,836)	$1,157,850		$490,014
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$0.27			$2.68
Discontinued operations	(4.55)			0.46
DILUTED (LOSS) EARNINGS PER SHARE	$(4.28)			$3.14
DILUTED WEIGHTED AVERAGE SHARES	155,902			155,902
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $147,798, a fair value step-up in inventory of $40,089 and accruals for milestone payments to partners of $9,249.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the Company’s operations of $17,703, a charge for an additional year of the branded prescription drug fee in accordance with IRS regulations issued in the third quarter of 2014 of $24,972, accruals for excise tax payments of $54,300 and a charge of $10,000 related to the non-recoverability of certain non-trade receivables that did not relate to our core operating activities.

(3)	To exclude milestone payments to partners of $25,704 and adjustments to accruals for other costs incurred in connection with continued efforts to enhance the Company's operations of $(682).

(4)	To exclude the impact of certain net litigation charges.

(5)	To exclude acquisition and integration costs of associated with the Paladin, Boca, Somar, DAVA and other acquisitions.

(6)	To exclude additional non-cash interest expense.

(7)	To exclude the unamortized debt issuance costs written off and recorded as a net loss on extinguishment of debt in connection with various debt refinancing activity.

(8)
To exclude the net gain on sale of certain early-stage drug discovery and development assets of $(4,000), foreign currency impact related to the remeasurement of intercompany debt instruments of $(5,740) and other miscellaneous expense of $161.

(9)	Primarily to reflect the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.

(10)	To exclude certain items related to the AMS and Healthtronics businesses, including litigation charges related to vaginal mesh cases, reported as Discontinued operations, net of tax.

(11)	To exclude the impact of the portion of certain of the above adjustments attributable to noncontrolling interests.

Non-GAAP adjusted net income and its components and Non-GAAP adjusted diluted earnings per share amounts are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted earnings per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted net income and its components (unlike U.S. GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance. See Endo's Current Report on Form 8-K furnished today to the Securities and Exchange Commission for an explanation of Endo's reasons for using non-GAAP measures.
Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2015

	Year Ending
	December 31, 2015
Projected GAAP diluted income per ordinary share	$(3.70)	To	$(3.60)
Upfront and milestone-related payments to partners	0.08		0.08
Amortization of commercial intangible assets, fair value inventory step-up and certain excess manufacturing costs that will be eliminated pursuant to integration plans	3.87		3.87
Acquisition related, integration and restructuring charges and certain excess costs that will be eliminated pursuant to integration plans	1.32		1.32
Asset impairment charges	4.98		4.98
Charges for litigation and other legal matters	0.04		0.04
Interest expense adjustment for non-cash interest, loss on extinguishment of debt and other treasury related items	0.27		0.27
Exclusion of dilutive securities due to net loss	(0.08)		(0.08)
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of acquisitions	(2.28)		(2.28)
Diluted adjusted income per ordinary share guidance	$4.50	To	$4.60
The Company's guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of November 5, 2015.

About Endo International plc
Endo International plc (NASDAQ: ENDP) (TSX: ENL) is a global specialty pharmaceutical company focused on improving patients' lives while creating shareholder value. Endo develops, manufactures, markets and distributes quality branded and generic pharmaceutical products as well as over-the-counter medications though its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

(Tables Attached)
The following tables present Endo's unaudited Net Revenues for the three and nine months ended September 30, 2015 and 2014:
Endo International plc
Net Revenues (unaudited)
(in thousands)

	Three Months Ended September 30,		Percent Growth	Nine Months Ended September 30,		Percent Growth
	2015	2014		2015	2014
U.S. Branded Pharmaceuticals:
Pain:
LIDODERM®	$29,689	$41,602	(29)%	$85,035	$117,684	(28)%
OPANA® ER	42,206	49,800	(15)%	132,162	150,862	(12)%
PERCOCET®	31,898	30,709	4%	100,641	91,232	10%
Voltaren® Gel	48,515	46,302	5%	144,992	129,658	12%
	$152,308	$168,413	(10)%	$462,830	$489,436	(5)%
Urology Retail:
FORTESTA® GEL, including Authorized Generic	$11,074	$17,573	(37)%	$40,102	$40,720	(2)%
TESTIM®, including Authorized Generic	10,513	—	NM	31,358	—	NM
	$21,587	$17,573	23%	$71,460	$40,720	75%
Specialty:
SUPPRELIN® LA	$19,095	$17,762	8%	$53,173	$48,568	9%
XIAFLEX®	40,000	—	NM	107,918	—	NM
	$59,095	$17,762	233%	$161,091	$48,568	232%
Branded Other Revenues	71,788	37,183	93%	209,817	93,591	124%
Actavis Royalty	—	—	NM	—	51,328	(100)%
Total U.S. Branded Pharmaceuticals	$304,778	$240,931	27%	$905,198	$723,643	25%
Total U.S. Generic Pharmaceuticals	367,933	319,399	15%	1,063,221	803,467	32%
Total International Pharmaceuticals	73,016	93,786	(22)%	226,602	190,696	19%
Total Revenue	$745,727	$654,116	14%	$2,195,021	$1,717,806	28%

The following table presents unaudited condensed consolidated Balance Sheet data at September 30, 2015 and December 31, 2014:

	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$836,111	$408,753
Restricted cash and cash equivalents	511,562	530,930
Accounts receivable	1,837,558	1,126,078
Inventories, net	946,650	423,321
Assets held for sale	52,574	1,937,864
Other assets	615,021	653,315
Total current assets	$4,799,476	$5,080,261
TOTAL NON-CURRENT ASSETS	16,681,383	5,829,355
TOTAL ASSETS	$21,480,859	$10,909,616
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,798,498	$2,890,143
Liabilities held for sale	11,744	103,338
Other current liabilities	150,013	155,959
Total current liabilities	$3,960,255	$3,149,440
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,889,494	4,202,356
OTHER LIABILITIES	2,235,056	1,149,607
STOCKHOLDERS' EQUITY:
Total Endo International plc shareholders’ equity	$6,396,064	$2,374,757
Noncontrolling interests	(10)	33,456
Total shareholders’ equity	$6,396,054	$2,408,213
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$21,480,859	$10,909,616

The following table presents unaudited condensed consolidated Statement of Cash Flow data for the nine months ended September 30, 2015 and 2014:

	Nine Months Ended September 30,
	2015	2014
OPERATING ACTIVITIES:
Consolidated net loss	$(1,376,732)	$(664,941)
Adjustments to reconcile consolidated Net loss to Net cash (used in) provided by operating activities
Depreciation and amortization	381,952	233,012
Other	1,028,185	(225,258)
Changes in assets and liabilities which (used) provided cash	(210,837)	889,391
Net cash (used in) provided by operating activities	(177,432)	232,204
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(50,944)	(57,126)
Acquisitions, net of cash acquired	(7,514,425)	(1,052,599)
Proceeds from sale of business, net	1,588,779	54,521
Proceeds from settlement escrow	—	11,518
Increase in restricted cash and cash equivalents	(533,441)	(215,267)
Decrease in restricted cash and cash equivalents	549,171	770,000
Other	364	110,110
Net cash used in investing activities	(5,960,496)	(378,843)
FINANCING ACTIVITIES:
Borrowings on indebtedness, net	4,418,808	337,832
Issuance of ordinary shares	2,300,000	—
Other	(148,262)	(25,127)
Net cash provided by financing activities	6,570,546	312,705
Effect of foreign exchange rate	(5,260)	(1,547)
NET INCREASE IN CASH AND CASH EQUIVALENTS	427,358	164,519
LESS: NET DECREASE IN CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS	—	(17,413)
NET INCREASE IN CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS	427,358	181,932
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	408,753	526,597
CASH AND CASH EQUIVALENTS, END OF PERIOD	$836,111	$708,529
Our Net cash (used in) provided by operating activities includes the impact of certain payments for legal settlements, primarily related to mesh product liability and the Department of Justice settlement related to the sale, marketing and promotion of Lidoderm. The following schedule presents the unaudited impact of these payments on our Net cash (used in) provided by operating activities for the nine months ended September 30, 2015 and 2014:

	Nine Months Ended September 30,
	2015	2014
Net cash (used in) provided by operating activities, as reported	$(177,432)	$232,204
Payments for certain legal settlements	525,875	214,216
Net cash provided by operating activities, excluding the impact of certain legal settlements	348,443	446,420

Safe Harbor Statement
This press release contains forward-looking statements, including but not limited to the statements by Mr. De Silva and other statements regarding product development, market potential, expected growth and regulatory approvals, as well as Endo’s earnings per share amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s 2014 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 484-216-0000.
SOURCE Endo International plc

Investors/Media: Keri P. Mattox, (484) 216-7912; Media: Heather Zoumas-Lubeski, (484) 216-6829
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